UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2017

FLITWAYS TECHNOLOGY, INC.

NEVADA	000-55316	47-2489112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Point, Suite 300

Culver City, CA  90230

(Address of principal executive offices)

(855) 710-0915

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.

Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Warrants and Notes

On July 14, 2017, Flitways Technology, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with EMA Financial, LLC (“EMA). Upon the terms and subject to the conditions of the SPA, the Company issued a convertible promissory note in the principal amount of $110,000.00 (the “Note”) to EMA.  The Company received proceeds of $99,250.00 in cash from EMA. Interest accrues on the outstanding principal amount of the Note at the rate of 10% per year. The Note is due and payable on July 14, 2018 subject to the right of the holder to extend the maturity date for up to one year. The Note is convertible into common stock, subject to Rule 144, at any time after the issue date at $.10 per share subject to adjustment as provided in the Note. If the shares are not delivered to EMA within three business days of the Company’s receipt of the conversion notice, the Company will pay EMA a penalty of $1,000 per day for each day that the Company fails to deliver such common stock through willful acts designed to hinder the delivery of common stock to EMA. Subject to the terms of 1.1 of the Note EMA does not have the right to convert the note, to the extent that it would beneficially own in excess of 4.9% of the Company’s outstanding common stock. During the 180 day period from the issuance of the Note, EMA has the right to require the Company to redeem the outstanding balance on the Note for (i) 135% of all unpaid principal and interest if the redemption date is within 90 days of the issue date and (ii) 155% of all unpaid principal and interest if the redemption date is on or after the 91st day following the issue date. Except as set forth in the Note, the failure to redeem will not be deemed to be an Event of Default under the Note but will result in an adjustment to the conversion price.  In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the EMA Note becomes immediately due and payable.

The Note is a long-term debt obligation that is material to the Company. The Note also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the event of default, at the option of EMA and in EMA’s sole discretion, EMA may consider the Note immediately due and payable.

In connection with the purchase of the Note, the Company issued a five-year warrant to purchase 187,500 shares of the Company’s Common Stock.

The foregoing descriptions of the SPA, Note and Warrant are qualified in their entirety by reference to such SPA, Warrant and Note, which are filed hereto as Exhibits 10.1, 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02.

Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. As of May 15, 2017, the Company had a total of approximately 58,529,281 shares of common stock issued and outstanding.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note in the Principal Amount of $110,000, by and between Flitways Technology, Inc. and EMA Financial, LLC, dated July 14, 2017.
4.2	Warrant
10.1	Securities Purchase Agreement, by and between Flitways Technology, Inc. and EMA Financial, LLC dated, July 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017	FLITWAYS TECHNOLOGY, INC. By: /s/ Tobi Mac Aro President